Exhibit 16.1

May 30, 2023

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Annovis Bio, Inc. statements included under Item 4.01 of its Form 8-K dated May 30, 2023. We agree with the statements concerning our Firm under Item 4.01, in which we were informed of our dismissal on May 25, 2023. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC
East Brunswick, New Jersey